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                                                                    EXHIBIT 23.8

                       [SALOMON BROTHERS INC. LETTERHEAD]


                         CONSENT OF SALOMON BROTHERS INC

      We hereby consent to the use of the our name and to the description of our opinion letters dated November 6, 1997, under the captions "THE FM/QFC MERGER--Opinions of Fred Meyer Financial Advisors Regarding the FM/QFC Merger" and "THE FM/FFL MERGER--Opinions of Fred Meyer Financial Advisors Regarding the FM/FFL Merger", and to the inclusion of such opinion letters as Annexes C and F to, the Joint Proxy and Consent Solicitation Statement/Prospectus of Fred Meyer, Inc., which Joint Proxy and Consent Solicitation Statement/Prospectus is part of the Registration Statement on Form S-4 of Fred Meyer, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       SALOMON BROTHERS INC

                                       By:  WESLEY C. WALRAVEN
                                            -------------------------------

                                            Managing Director